ELEVATION SERIES TRUST N-14/A

Exhibit 99.11(b)

June 24, 2025

Elevation Series Trust

1700 Broadway, Suite 1850

Denver, Colorado 80290

Re:	Elevation Series Trust - File No. 333-287352

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with the Elevation Series Trust Registration Statement on Form N-14. We hereby give you our consent to incorporate by reference the Legal Opinion into Pre-Effective Amendment No. 1 under the Securities Act of 1933 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP